UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

005-79752		84-1557072
(Commission File Number)		(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2006, the wholly-owned music television subsidiary of The Tube Media Corp. (the “Company”), The Tube Music Network, Inc. (“The Tube”), entered into a charter affiliate affiliation agreement, dated as of March 6, 2006 (the “Charter Agreement”), with Tribune Broadcasting Company (“Tribune”). The Charter Agreement provides that Tribune will have the exclusive right and obligation to transmit The Tube’s music network via broadcast television from Tribune’s existing and acquired stations in the designated markets specified in the Charter Agreement. The Charter Agreement provides the terms and conditions of broadcasting, as well as the obligations of each of the parties.

Pursuant to the terms of the Charter Agreement, The Tube will pay a portion of its advertising revenue and a portion of the revenue that it receives from the sale of products on The Tube’s music network to Tribune as compensation, and other compensation as described in the Letter Agreement (as defined below). The Charter Agreement has an initial term that commences on the effective date of the Charter Agreement and expires on March 31, 2011. The initial term automatically renews for an additional four years if Tribune fails to notify The Tube of its desire to terminate the Charter Agreement at least six months prior to the scheduled expiration date. Tribune may terminate the Charter Agreement upon at least 45 days prior written notice to The Tube if The Tube’s music network is being distributed to less than a specified percentage of television households or cable households.

In connection with the Charter Agreement, the parties also entered into a letter agreement, dated March 6, 2006 (the “Letter Agreement”), pursuant to which the Company agreed to issue to Tribune (i) within 10 days after the execution of the Charter Agreement, a common stock purchase warrant to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.25 per share, and shares of Common Stock; (ii) upon Tribune’s transmission of The Tube’s music network to television stations in markets that represent 75% of all television households in the markets where Tribune owns and/or operates broadcast television stations, a common stock purchase warrant to purchase shares of Common Stock at an exercise price of $2.50 per share; and (iii) a specified number of shares of Common Stock for each 11,000,000 television households (or pro rata if less than 11,000,000) that first receive The Tube’s music network as a result of a launch of The Tube’s music network on a Tribune television station; provided, however, that television households that receive The Tube’s music network in markets with less than 100,000 television households will not be included in the calculation of television households. The Company granted “piggyback” registration rights with respect to all of the securities to be issued under the Letter Agreement.

Each common stock purchase warrant entitles its holder to purchase one share of Common Stock for either $2.25 or $2.50 per share, subject to adjustments for stock splits, reverse splits and stock dividends. In addition, if the Company issues or sells shares of Common Stock in certain subsequent issuances for a price per share that is less than the applicable exercise price of the common stock purchase warrant, the exercise price will be reduced. The exercise price of the common stock purchase warrants will also be adjusted if the Company issues, sells or grants options, warrants or other securities or rights to subscribe to or exercisable for Common Stock in an issuance not specifically exempt by the terms of the common stock purchase warrants. The common stock purchase warrants may be exercised at any time prior to the earlier of the tenth anniversary of the issuance of the common stock purchase warrant or the termination or expiration of the Charter Agreement.

Pursuant to the terms of the Letter Agreement, The Tube agreed that if, in relation to any third party that owns or operates broadcast television stations and distributes The Tube’s music network, The Tube or the Company provide to such third party (i) a greater percentage of the advertising revenue or revenue that it receives from the sale of products on The Tube’s music network than that provided to Tribune or (ii) equity securities at a ratio more favorable than that provided to Tribune for each 11,000,000 television households, The Tube will offer such greater percentage or more favorable ratio to Tribune. If the granting of such greater percentage or more favorable ratio requires such third party to perform any material obligation not being performed by Tribune, then Tribune must perform such material obligation in order to receive the greater percentage or more favorable ratio.

The Letter Agreement grants Tribune the right to attend all meetings of the board of directors and committees of the board of directors of the Company and The Tube, and to receive any information given to the members of the board of directors of the Company and The Tube. The Company also agreed not to issue any equity in The Tube (or securities convertible into or exchangeable for equity in the Tube) during the term of the Charter Agreement.

The foregoing brief summary of the Charter Agreement, Letter Agreement and common stock purchase warrant is not intended to be complete and is qualified in its entirety by reference to the Charter Agreement, Letter Agreement and form of common stock purchase warrant, which are attached hereto as Exhibits 10.1, 10.2 and 10.5, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue shares of Common Stock and common stock purchase warrants to purchase shares of Common Stock in connection with the matter described above. See the disclosure in Item 1.01 above. The Company granted “piggyback” registration rights for the shares of Common Stock, common stock purchase warrants and shares of Common Stock underlying the common stock purchase warrants to be issued.  The Company maintains that the issuance of these securities is exempt under the Securities Act of 1933, as amended, in reliance upon Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Letter Agreement, the Company granted Tribune preemptive rights with regard to future issuances of equity securities (or securities convertible into or exchangeable for equity) of the Company. The Company will be required to give notice to Tribune if the Company proposes to issue equity securities (or securities convertible into or exchangeable for equity) of the Company, and Tribune will have the right to purchase the number of such securities that would maintain its percentage interest in the Company on the same terms and conditions upon which such securities are being issued by the Company. The preemptive rights will not apply to issuances of securities (i) as payment for services when the aggregate amount of all such issuances does not exceed 10% of the total number of shares of Common Stock outstanding as of the date of such issuance and so long as each share is valued at no less than $1.50; (ii) to other distributors of The Tube’s music network when the aggregate amount of all such issuances does not exceed a specified number of shares of Common Stock; (iii) to satisfy existing obligations of the Company to issue equity, which obligations are specified in the Letter Agreement; (iv) pursuant to the Company’s 2004 Stock Option and Stock Incentive Plan or any other equity incentive plan approved by the Company’s stockholders; provided, that the maximum number of shares issuable under such plans does not exceed 10% of the total number of shares of Common Stock outstanding as of the date such plan is approved by the Company’s stockholders; and (v) in connection with a merger or consolidation where the Company is the surviving corporation or an acquisition of the stock or assets of a third party by the Company. Tribune must notify the Company of its intent to exercise such preemptive rights in connection with any issuance within ten days after receiving notice from the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Charter Affiliation Agreement, dated as of March 6, 2006, by and between The Tube Music Network, Inc. and Tribune Broadcasting Company.

10.2
Letter Agreement, dated March 6, 2006, by and among The Tube Media Corp., The Tube Music Network, Inc. and Tribune Broadcasting Company. (This agreement has been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission on the date hereof.)

10.3
Securities Issuance Agreement, dated as of March 6, 2006, by and between The Tube Media Corp. and Tribune Broadcasting Company. (This agreement has been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission on the date hereof.)

10.4	Registration Rights Agreement, dated as of March 6, 2006, by and between The Tube Media Corp. and Tribune Broadcasting Company.

10.5
Common Stock Purchase Warrant of The Tube Media Corp. issued to Tribune Broadcasting Company. (This document has been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission on the date hereof.)

99.1	Press Release dated March 9, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2006	THE TUBE MEDIA CORP.

	By:	/s/ John W. Poling
Name: John W. Poling
Title: Chief Financial Officer